UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018 (March 8, 2018)

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100 Las Vegas, NV	89114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

The Company filed the original Form 8-K (the “Original Form 8-K”) on March 13, 2018 and included a redacted version of the Settlement Agreement as exhibit 10.1. The Company is filing this amendment to include a non-redacted version of the Settlement Agreement. This Form 8-K/A relates only to the information disclosed in Item 1.01 and accordingly the other items from the Original Form 8-K have been omitted.

ITEM 1.01	Entry into a Material Definitive Agreement.

As disclosed on March 13, 2018, on March 8, 2018, Marathon Patent Group, Inc., a Nevada corporation (collectively with its subsidiaries and affiliates, the “Company”) and its subsidiary, Clouding Corp., a California corporation (“Clouding”) entered into a Settlement Agreement and Release of Claims (the “Settlement Agreement”) with Symantec Corporation (“Symantec”). Pursuant to the Settlement Agreement, in consideration for an undisclosed amount, Symantec agreed to settle its disputes and dismiss the actions brought against the Company, Clouding, IP Navigation Group, LLC, Clouding IP, LLC, William J. Carter, and Erich Spangenberg, each with prejudice. The first case commenced in the Superior Court of California for the County of Los Angeles (the “Los Angeles Action”) and Symantec thereafter filed a second case in the United States District Court for the District of Delaware (the “Delaware Action”) naming IP Navigation Group, LLC and Erich Spangenberg as defendants.

Under the terms of the Settlement Agreement, the Marathon Releasees, Clouding Releasees and the Other Defendant Releasees (as such terms are defined in the Settlement Agreement) will be released from claims from any and all claims or causes of action based upon, related to, or arising from the allegations that were made, or could have been made, with respect to the subject matter of the pleadings filed in the Los Angeles Action and the Delaware Action, and as further set forth in the Settlement Agreement. The Settlement Agreement contains no admission of wrongdoing, liability or obligation to any of the other parties, except as otherwise set forth therein.

Within five (5) court days of payment of the undisclosed consideration set forth in the Settlement Agreement, Symantec shall cause the dismissal with prejudice of any and all claims, actions, proceedings, lawsuits, and causes of action it has filed against any of the Marathon Releasees, the Clouding Releasees, and/or any of the Other Defendant Releasees including, without limitation, the entirety of the Los Angeles Action and of the Delaware Action.

In addition, pursuant to the Settlement Agreement, the Company will not initiate or continue any judicial or administrative proceeding anywhere in the world against Symantec, its affiliates, or any of its or their suppliers, distributors or customers, based upon any claim that the manufacture, use, sale, license, distribution, offer for sale, offer for license, import, export, or other exploitation of a Symantec Product (as defined in the Settlement Agreement) constitutes infringement of any patent.

The foregoing description of the terms of the Settlement Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement by and between the Company and Symantec Corporation, which Settlement Agreement is being re-filed as Exhibit 10.1 hereto

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Non-Redacted Settlement Agreement and Release of Claims, dated March 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2018

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Chief Executive Officer